                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Equitex, Inc.
             (Name of Registrant as Specified in its Charter)

                        Herrick K. Lidstone, Jr.
               (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          ________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________
     (4)  Proposed maximum aggregate value of transaction:________

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:_________________________________
(2)  Form, Schedule or Registration Statement No.:___________
(3)  Filing Party:___________________________________________
(4)  Date Filed:_____________________________________________

                          7315 East Peakview Avenue
                    Greenwood Executive Park, Building 8
                         Englewood, Colorado  80111

      _________________________________________________________________

               NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held on December 18, 1995
      _________________________________________________________________

                                                       November 27, 1995
TO THE STOCKHOLDERS OF EQUITEX, INC.:

     The 1995 Annual Meeting of Stockholders of Equitex, Inc., a Delaware corporation (the "Company"), will be held at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Third Floor, Denver, Colorado 80202, on December 18, 1995 at 10:00 a.m. Mountain Standard Time, to consider and take action on:

     1. The election of three directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. (Passage of this proposal requires the affirmative vote of a majority of the voting shares represented at the meeting.)

     2. A proposal to amend Paragraph 4 of the Certificate of Incorporation of the Company to cause a 1-for-2 reverse stock split whereby every two shares of the Company's common stock (the "Old Common Stock") will be exchanged for one share of newly created common stock (the "New Common Stock"). No change will be made to the authorized Preferred Stock. (Passage of this proposal requires the affirmative vote of the majority of the outstanding voting shares.)

     3. A proposal to ratify the appointment of Davis & Co., CPAs, P.C. as the independent auditor of the Company for the year ending December 31, 1995. (Passage of this proposal requires the affirmative vote of a majority of the voting shares represented at the meeting.)

     4. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

     Only holders of record of Common Stock at the close of business on November 16, 1995 will be entitled to notice of and to vote at this Annual Meeting, or any postponements or adjournments thereof.

November 27, 1995                  By Order of the Board of
                                   Directors:

                                   Thomas B. Olson
                                   Secretary

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          YOUR VOTE IS IMPORTANT

                                EQUITEX, INC.
                          7315 East Peakview Avenue
                     Greenwood Executive Park, Building 8
                          Englewood, Colorado  80111

                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 18, 1995

                                                       November 27, 1995

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES (IN THE FORM ENCLOSED) BY THE BOARD OF DIRECTORS OF EQUITEX, INC. (THE "COMPANY") TO BE USED AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS AT 10:00 A.M. (MOUNTAIN TIME), ON DECEMBER 18, 1995 AT THE OFFICES OF FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC, 1400 GLENARM PLACE, THIRD FLOOR, DENVER, COLORADO 80202. THE PROXY AND PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS ON OR BEFORE NOVEMBER 27, 1995.

                            REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the stockholder. The Proxy may be revoked by the stockholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                                 SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                              VOTING SECURITIES

     Holders of record of the Company's common stock, $.01 par value (the "Old Common Stock"), at the close of business on November 16, 1995 (the "Record Date") will be entitled to vote on all matters.

On the Record Date the Company had 6,435,230 shares of Common Stock outstanding. The holders of all shares of Common Stock are entitled to one vote per share. The only class of voting securities outstanding is the Common Stock. One-third of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any stockholders' meeting. Passage of each proposal requires the affirmative vote of a majority of the voting shares represented in person or by proxy at the meeting. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Set forth below is information as to certain persons known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and the beneficial ownership of the Company's directors, individually, and officers and directors as a group as of November 16, 1995:

                           Shares owned
Name and address of        beneficially              Percent
 beneficial owner        and of record (1)           of Class
------------------       -----------------           --------
Henry Fong                   1,054,658 (2)              14.9%
7315 E. Peakview Ave.
Englewood, CO  80111

Unnamed Association            375,000                   5.3%
of Persons
c/o Gary L. Blum, Esq.
9595 Wilshire Blvd.
Suite 511
Beverly Hills, CA  90212

Russell L. Casement            150,000 (3)               2.1%
1355 South Colorado Blvd.
Denver, CO  80202

Aaron A. Grunfeld              110,000 (3)               1.6%
1880 Century Park East
Fifth Floor
Los Angeles, CA  90067

Officers and directors       1,324,658 (2,3,4)          14.4%
as a group (four
persons)

__________

*   Owns less than one percent of the outstanding Common Stock.

                                     -2-


(1)  The beneficial owners exercise sole voting and investment power.

(2)  Includes 413,090 shares underlying options granted under the Company's
     1993 Stock Option Plan.

(3)  Includes 100,000 shares underlying options granted to each of Messrs.
     Casement and Grunfeld under the Company's 1993 Stock Option Plan for
     Non-employee Directors, 50,000 of which are exercisable on January 6, 1996, and the remaining 50,000 are exercisable ratably over eighteen months beginning February 5, 1996.

(4)  Includes 10,000 shares underlying options granted under the Company's
     1993 Stock Option Plan.


     No change in control of the Company has occurred since the beginning of the last calendar year.

     The Company does not know of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Company.

                             PROPOSAL NUMBER ONE
                            ELECTION OF DIRECTORS

     The following three persons are to be elected as directors of the Company for a term of one year and until the election and qualification of their successors: Henry Fong, Russell L. Casement and Aaron A. Grunfeld. These three directors will constitute the entire Board of Directors. The persons named in the proxy intend to vote for Messrs. Fong, Casement and Grunfeld who have been recommended for election by the Board of Directors of the Company unless a stockholder withholds authority to vote for any or all of the nominees. If any nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy reserve the right to substitute another person of their choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

VOTE REQUIRED

     A majority of the votes cast at the meeting by stockholders entitled to vote thereon will be required for election to the Board of Directors.

                   INFORMATION ABOUT DIRECTORS AND OFFICERS

NAME                        PRINCIPAL OCCUPATION

Henry Fong,
Age 59* Mr. Fong has been the President, Treasurer and a director of the Registrant since inception. Since 1987 Mr. Fong has been the president, chief executive officer, treasurer and a director of Roadmaster Industries, Inc., a publicly-held investee on the Registrant. Mr. Fong has also been a director of Roadmaster Corporation since August 1987,
               Hamilton Lamp Corporation since October 1989 and Flexible Flyer Industries, Inc. since September 1994. From August 1989 to September 1990, Mr. Fong was executive vice president, treasurer and a director of MGS Acquisitions, Inc. and a director of its wholly-owned subsidiary MacGregor Sports, Inc. ("MSI-II"), which were formed to acquire the assets of MacGregor Sporting Goods, Inc. ("MSI") out of bankruptcy. After acquiring the assets of MSI, both MGS and MSI-II subsequently filed for protection under the federal bankruptcy laws in February 1991. Since February 1991, Mr. Fong has served as the Chairman of the Board of Directors and Treasurer of MacGregor Sports and Fitness Inc., a publicly-held company engaged in the business of marketing and distributing a broad range of sports, recreational and fitness products under the MacGregor trademark. MacGregor Sports and Fitness, Inc. was formed for the purpose of acquiring and, in fact, did in May 1991 acquire certain of the assets of MSI-II in that company's Chapter 11 bankruptcy proceedings. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the
               Air Force Meritorious Civilian Service Award in 1982. Mr. Fong is a certified public accountant. In March 1994, Mr. Fong was one of twelve CEO's selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

___________

* Mr. Fong is an "interested person" of the Company as defined under the Investment Company Act of 1940, as amended, because he is an affiliated person under that Act.

Russell L. Casement,
Age 52 Dr. Casement has been a director of the Registrant since February 1989. In 1994, Dr. Casement became the President of ProMark, Inc. a privately-held investee of the Registrant which currently in inactive. In 1993, Dr. Casement became a director of ProConnextions, Inc., a privately-held investee of the Registrant which is currently inactive. Since 1969, Dr. Casement has been the president of his own private dental practice, Russell Casement, D.D.S., P.C., in Denver, Colorado. Dr. Casement earned a Doctor of Dental Science degree from Northwestern University in 1967. Dr. Casement is a member of the American Dental Association, the Colorado Dental Association and the Metro Denver Dental Association.

Aaron A. Grunfeld,
Age 48         Mr. Grunfeld has been a director of the Registrant since
               November 1991. Mr. Grunfeld has been engaged in practice of law for the past 20 years and has been a member of the firm of Resch, Polster, Alpert, and Berger, LLP, Los Angeles, California since November 1995. From April 1990 to November 1995,
               Mr. Grunfeld was a member of the firm of Spensley Horn Jubas & Lubitz, Los Angeles, California. From approximately October 1987 until April 1990 he was a partner in the firm of Alef Grunfeld
               & Schwab. Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971.
               He is a member of the California Bar Association.

Thomas B. Olson,
Age 29 Mr. Olson has been Secretary of the Registrant since January 1988. Since February 1990, Mr. Olson has been a director, and since May 1994 Secretary, of Immune Response, Inc. a publicly held investee of the Registrant formerly engaged in laboratory medical testing and related research activities but which now is seeking other business opportunities. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

     The Board took action through four board meetings and no consent minutes during the 1994 fiscal year.

     The Board of Directors has an Audit Committee consisting of Dr.
Casement, as chairman, and Mr. Grunfeld, and a Compensation Committee consisting of Mr. Grunfeld, as chairman, and Dr. Casement. The Board of Directors does not have and does not expect to appoint a nominating committee.

     The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent public accountants and meets with them as is necessary to review the progress and results of their work as well as any recommendations they may make. The Committee also reviews the fees of the independent public accountants and recommends to the Board of Directors the appointment of independent public accountants. In connection with the internal accounting controls of the Company, the Committee reviews internal audit procedures and reporting systems. The Compensation Committee reviews the Company's compensation arrangements as is necessary and makes recommendations to the Board of Directors.

     The Audit and Compensation Committees were established during the 1992 fiscal year. The Audit and Compensation Committees both met once during the 1994 fiscal year.

     Each director receives an annual retainer of $10,000, paid monthly, and $500 for each Board meeting attended, as well as reimbursement for expenses incurred in attending Board meetings. Until June 1995, each director received $1,500 for each Board meeting attended and no annual retainer.

                        COMPENSATION OF DIRECTORS AND
                             EXECUTIVE OFFICERS

COMPENSATION OF OFFICERS

     Henry Fong, the President of the Company, the only officer of the Company whose compensation exceeded $100,000 for the fiscal year ended December 31, 1994. The following table summarizes compensation paid to Mr. Fong during the years ended December 31, 1994, 1993, and 1992:

                          ANNUAL COMPENSATION ($$)

                                              Long Term
                                             Compensation
                                                Awards
                                             ------------
(a)         (b)    (c)     (d)        (e)        (g)         (i)
Name and                             Other                   All
Principal                           Annual     Options      Other
Position   Year  Salary   Bonus  Compensation   & SARs  Compensation
--------   ----  ------   -----  ------------  -------  ------------
                  ($$)    ($$)       ($$)       (##)        ($$)
Henry Fong 1994  183,013  669,536*    -0-       -0-     165,000**
President,
Treasurer
Principal
Executive
Officer and
Accounting
Officer

Henry Fong 1993  183,013  703,958*    -0-      413,090  165,120+**

Henry Fong 1992  183,013  474,721*    -0-       -0-     138,646**
__________

* Mr. Fong receives an annual bonus which equals 3% of the Company's total assets as of year end.

** On April 1, 1992, the Company purchased a life insurance policy with retirement benefits for Mr. Fong which pays his beneficiary
     $2,600,000 in the event of Mr. Fong's untimely death or provides for retirement benefits for Mr. Fong upon his retirement at or after age 65 utilizing the cash value of the policy at that time. This benefit is being provided to Mr. Fong in consideration of his more than ten years of service to the Company and in anticipation of his serving the Company until retirement. The Company has no other retirement or pension plan for Mr. Fong. The annual premium on this policy is $105,414 per year for seven years until March 30, 1999, and may be considered other future compensation to Mr. Fong. For the year ended December 31, 1994,
     $105,414 was paid toward the policy and an additional $59,586 was paid to Mr. Fong for deferred income taxes on the policy. The amount in this column includes payments and tax liability on the life insurance policy.

+    Includes partial use of a company-owned vehicle.


     Also in April 1992, the Company bought a Keyman Life insurance policy which pays the Company $3,000,000 in the event of Mr. Fong's untimely death. The Company paid $9,050 and $6,920 on this policy in 1994 and 1993, respectively, which is not considered compensation to Mr. Fong.

OPTION/SAR GRANTS DURING FISCAL 1994

     No stock options or stock appreciation rights were granted to the person named in the Summary Compensation Table during the fiscal year ended December 31, 1994.

AGGREGATED OPTION/SAR EXERCISES DURING FISCAL 1994 AND DECEMBER 31, 1994 OPTION/SAR VALUES

     The following table summarizes information concerning the exercise of options during the fiscal year ending December 31, 1994, and the unexercised value of the options held by the person named in the Summary Compensation Table.

(a)             (b)           (c)            (d)            (e)
                                           Number of
                                           Securities      Value of
                                           Underlying     Unexercised
                                           Unexercised   In-The-Money
                                          Options/SARs   Options/SARs
                 Shares                   at FY-End (#)  at FY-End (#)
              Acquired on     Valued      Exercisable/   Exercisable/
Name         Exercise (#)  Realized ($)   Unexercisable  Unexercisable
----         ------------  ------------   --------------  ------------
Henry Fong      -0-           -0-         413,090/-0-    140,451/-0-
__________
(1) Market value of the underlying securities at year-end, minus the exercise price of "in-the-money" options/SARs.

COMPENSATION OF DIRECTORS

     Each director receives an annual retainer of $10,000, paid monthly, and $500 for each Board meeting attended, as well as reimbursement for expenses incurred in attending Board meetings. Until June 1995, each director received $1,500 for each Board meeting attended and no annual retainer.

1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company has adopted the 1993 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") reserving an aggregate of 500,000 shares of Common Stock for issuance pursuant to the exercise of stock options (the "Options") which may be granted to non-employee directors of the Company. On July 5, 1995, an order was issued by the Securities and Exchange Commission authorizing the Directors' Plan and the options granted thereunder. The Directors' Plan is for a ten year term commencing July 5, 1995 (the "Effective Date"). Each Non-Employee Director automatically, as of the Effective Date, was granted an option to purchase 100,000 shares of Common Stock. Thereafter, each director who first becomes a Non-Employee Director after the Effective Date shall automatically, as of the date 90 days following the date such director first becomes a non-employee director, be granted an option to purchase 100,000 shares of Common Stock. No additional options can be granted under the Directors' Plan except to a director who first becomes a Non-Employee Director after the Effective Date. No discretionary grants can be made under the Directors' Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     During 1992, the Company bought a life insurance policy on the Company's President, Henry Fong, which provides for a payment to Mr. Fong's beneficiary of $2,600,000 in the event of his untimely death or a retirement benefit to Mr. Fong of the cash value of the policy upon Mr. Fong's retirement from the Company at or after age 65. The Company has no other compensation plan or arrangement with respect to any executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company. The Company has no plan or arrangement with respect to any such persons which will result from a change in control of the Company or a change in the individual's responsibilities following a change in control.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

     To the Company's knowledge, based solely upon a review of the copies of the Forms 3, 4 and 5 filed pursuant to Section 16(a) of the Securities and Exchange Act of 1934 as furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all of the Corporation's officers, directors and greater than ten percent beneficial owners made all required filings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently leases approximately 1,800 square feet of office space in Greenwood Executive Park, 6400 South Quebec, Englewood, Colorado from a partnership in which its President and his wife are sole partners, on terms comparable to the existing market for similar facilities.

     At various times throughout 1994, the President of the Company made loans to the Company which totaled $268,000. These loans were unsecured demand notes which carried an interest rate of 10%. These loans were repaid with interest totalling $2,351.10 during fiscal 1994. On August 2, 1995, the wife of the Company's President, Henry Fong, made a loan to the Company in the amount of $50,000. This loan was due on demand and carried an interest rate of 10%. As of November 15, 1995, this loan has been repaid in full with interest totaling $602.74.

     The Company has placed members of its Board and its officers on the boards of directors of certain investee companies and other companies in which it has obtained an equity interest or to which it has made loans or guarantees. In most instances, the board representation was subsequent to these acquisitions, loans or guarantees. The Company may be considered to be in control of certain of its investee companies.

     The Company was engaged by RMI as a management and computer systems consultant for a one year period commencing on January 1, 1994 and was paid a $144,000 consulting fee payable on a monthly basis for such services. This consulting agreement is renewable on a yearly basis and was renewed on the same terms on January 1, 1995. The President of the Company is an officer and director of RMI.

                              PROPOSAL NUMBER TWO
            TO AMEND PARAGRAPH 4 OF THE CERTIFICATE OF INCORPORATION
                   TO CAUSE A ONE-FOR-TWO REVERSE STOCK SPLIT
                                 OF COMMON STOCK

     Adoption of the proposed amendment to Paragraph 4 of the Company's Certificate of Incorporation will effect a 1-for-2 reverse stock split whereby every two shares of the Company's currently authorized and outstanding common stock (the "Old Common Stock") will be exchanged for one share of newly created common stock (the "New Common Stock"). The Company's 2,000,000 shares of authorized preferred stock will not be affected by the proposed reverse stock split. Presently there are no outstanding shares of Preferred Stock.

     The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to cause an exchange of each two shares of Old Common Stock for 1 share of New Common Stock. The reverse split will be accompanied by a reverse split in the number of authorized shares from 15,000,000 shares of Old Common Stock to 7,500,000 shares of New Common Stock. For the reasons set forth hereafter, the Board recommends approval of the proposal by stockholders. A copy of Paragraph 4 of the Certificate of Incorporation as it would read following adoption of this proposal is included herewith as Exhibit A.

DESCRIPTION OF AND REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

     The Board of Directors is submitting the 1-for-2 reverse stock split of Common Stock for approval of the stockholders primarily because it believes the reverse split would increase the likelihood of generating interest in the Company's stock by more investors and members of the securities brokerage industry and also would enhance the likelihood for success of any acquisition or refinancing efforts which might be undertaken by the Company. As a result of discussions by the Company's executive officers with members of the brokerage and investment banking industries, the Company has been advised by some members of the investment banking industry that brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and to act as a market maker in the Company's securities if the price range for the Company's Common Stock were higher. Additionally, the Company believes that the likelihood of the Company's common stock becoming marginable may be increased following the proposed reverse split to the extent the reverse stock split has a positive effect on the trading market. Were the Company's common stock to become marginable under the rules of the Federal Reserve Board, this may generate additional interest on the part of the investment community. Based upon such discussions, the Company believes that additional interest by the investment community in the Company's stock (which is not assured) might result in a more liquid trading market for the stock and that potential acquisition candidates might be more willing to accept shares of Common Stock if the trading prices were in a higher range and the market for the Common Stock were believed to be less volatile. Although the Company believes that its ability to complete acquisitions or conduct refinancings might be benefitted by the proposed reverse stock split, there can be no assurance that this will occur. At the current time the Company has no agreements for any acquisition offers or financings.

     The Company also believes that low trading prices of the Company's equity securities may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company. Stockholders should note that the effect of the reverse split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of New Common Stock will be two times the prices for shares of Old Common Stock immediately prior to the reverse stock split.

     Holders of Old Common Stock will not be required to recognize any gain or loss as the result of any exchange of securities which occurs upon approval of the reverse stock split. The tax basis of the aggregate shares of New Common Stock received by present stockholders will be equal to the basis of the aggregate shares of Old Common Stock exchanged for such New Common Stock. The holding period for shares of New Common Stock will include the holding period of Old Common Stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended. Rule 144 requires that "restricted securities" as defined in Rule 144, be held at least two years before routine sales can be made in accordance with the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the shares involved in the reverse stock split. Therefore, the reverse stock split, if approved, will not effect the beginning of a new holding period for the shares of New Common Stock, which will be deemed to have been held from the date of acquisition of the shares of Old Common Stock exchanged therefor.

EXCHANGE OF STOCK CERTIFICATES AND DETERMINATION OF NUMBER OF SHARES ISSUABLE UPON SUCH EXCHANGE

     If Proposal Number Two is adopted by the stockholders, one share of New Common Stock would be exchanged for each two shares of Old Common Stock. Shares of New Common Stock may be obtained by surrendering certificates representing shares of Old Common Stock to the Company's transfer agent, American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 (the "Transfer Agent"). HOWEVER, THE COMPANY HAS ESTABLISHED NO DEADLINE FOR THE EXCHANGE OF CERTIFICATES, AND THE PRESENT CERTIFICATES OF OLD COMMON STOCK WILL BE EXCHANGEABLE FOR SHARES OF NEW COMMON STOCK AT ANY TIME IN THE FUTURE FOR A FEE TO BE PAID BY THE STOCKHOLDER, WHICH IS PRESENTLY $10.00 PER CERTIFICATE. To determine the number of shares of New Common Stock issuable to any record holder, the total number of shares represented by certificates issued in the name of that record holder as set forth on the records of the Transfer Agent (on the date upon which the reverse split becomes effective) will be divided by two. The holder will, upon surrender of the share certificate(s) representing shares of Old Common Stock, receive a share certificate representing the appropriate number of shares of New Common Stock. Fractional shares of New Common Stock will be issued if the division described above results in a quotient which contains a fraction. Holders of certificates of Old Common Stock may transmit their certificates to the Transfer Agent whenever they wish to obtain shares of New Common Stock. The Company will not require any stockholder to exchange his certificate(s) of Old Common Stock for New Common Stock. It is anticipated that the reverse split will be effected only after shareholder approval and after required notices have been given to the Securities and Exchange Commission and to the National Association of Securities Dealers, and NASDAQ. If the necessary stockholder vote is not received at the scheduled stockholder meeting, the Company will seek to effect the reverse split as soon thereafter as possible.

EFFECTS OF APPROVAL OF PROPOSAL NUMBER TWO

     Theoretically the market price of the Company's Common Stock should increase approximately two-fold following the proposed reverse stock split. It is hoped that this will result in a price level which will overcome the reluctance, policies and practices of broker-dealers referred to above and increase interest in the Company's securities by investors. However, there can be no assurance that the foregoing will occur or that the per share price level of the New Common Stock immediately after the proposed reverse stock split actually will increase two-fold or be maintained at that level for any period of time.

     A further effect of the reverse stock split would be adjustments in the number of shares granted and reserved under the Company's 1993 Stock Option Plan and the 1933 Stock Option Plan for Non-Employee Directors. This plan provides that the number of shares granted and reserved thereunder is to be adjusted appropriately to give effect to any recapitalization such as a reverse stock split. If the reverse stock split is approved, the number of shares reserved for issuance under the existing 1993 Stock Option Plan will be decreased from 1,500,000 to 750,000 shares. Adoption of Proposal Number Two would require adjustments in the outstanding options granted under the 1993 Stock Option Plan and the 1993 Stock Option Plan for Non-Employee Directors which would decrease the number of shares issuable upon exercise of the options and increase the exercise price per share, each by a factor of two.

     An additional effect of the adoption of Proposal Number Two would be a change in the par value of the Company's Common Stock to $.02 per share.
This change is being made to ensure that shares of New Common Stock will not be confused with shares of Old Common Stock. The change in par value is not expected to have a material effect upon the Company and its stockholders. Par value represents the minimum consideration which may be received by the Company for the issuance of a share of Common Stock and Preferred Stock.

     The following table illustrates the effects of the proposed reverse stock split and increase in the authorized shares of Common Stock on authorized and outstanding numbers of shares of Common Stock:

                              Prior to proposed        After proposed
                             reverse stock split,    reverse stock split,
                            increase in authorized  increase in authorized
Number of shares               Common Stock and        Common Stock and
of Common Stock             proposed stock options  proposed stock options
----------------            ----------------------  ----------------------
Authorized                           15,000,000             7,500,000
Outstanding                           6,435,230             3,217,615
Treasury                                   -0-                    -0-
Reserved*                             2,000,000             1,000,000
                                     ----------             ---------
Available for future issuance         6,564,770             3,282,385
Percent of authorized available
 for future issuance                         44%                   44%
__________

* Reserved for issuance upon exercise of outstanding options and for exercises of options which might be granted under the Company's 1993
   Stock Option Plan and the 1993 Stock Option Plan for Non-employee directors.

     Presently there are no outstanding shares of Preferred Stock.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares entitled to vote thereon at the stockholders' meeting will be required to adopt the proposed amendment to Paragraph 4 of the Certificate of Incorporation.

                           PROPOSAL NUMBER THREE
                     APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors of the Company has appointed the firm of Davis & Co., CPAs, P.C., as independent auditor of the Company for the year ended December 31, 1995. A representative of Davis & Co., CPAs, P.C., is not expected to be present at the meeting. There are no existing direct or indirect understandings or agreements between the Company and Davis & Co., CPAs, P.C., that place a limit on current or future years' audit fees.

     The firm of Davis & Co., CPAs, P.C., provided services to the Company during the year ended December 31, 1994 relating principally to the examination of the financial statements and related reporting which included the annual audit of the Company's financial statements.

VOTE REQUIRED

     A majority of the votes cast at the meeting by stockholders entitled to vote thereon will be required to ratify the appointment of the independent auditors.

                            FINANCIAL INFORMATION

     A copy of the 1994 Annual Report of the Company, including audited financial statements, is being sent to stockholders with this Proxy Statement.

                                OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote in accordance with their best judgment on such matters.

                            STOCKHOLDER PROPOSALS

     Any stockholder proposing to have any appropriate matter brought before the 1996 Annual Meeting of Stockholders, tentatively scheduled for July 29, 1996, must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to Thomas
B. Olson, Secretary, Equitex, Inc., 7315 East Peakview Avenue, Greenwood Executive Park, Building 8, Englewood, Colorado 80111, for receipt no later than March 1, 1996.

                                By Order of the Board of
                                Directors:

                                EQUITEX, INC.



Date:  November 27, 1995        Thomas B. Olson,
                                Secretary

       _________________________________________________________________

                                   PROXY
       _________________________________________________________________

                                EQUITEX, INC.
                         7315 East Peakview Avenue
                    Greenwood Executive Park, Building 8
                         Englewood, Colorado  80111

                       ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER 18, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Equitex, Inc. (the "Company") hereby constitutes and appoints Henry Fong or Thomas B. Olson as attorneys and proxies, to appear, attend and vote all of the shares of the Common Stock of Equitex, Inc. standing in the name of the undersigned at the 1995 Annual Meeting of Stockholders of Equitex, Inc. to be held at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Third Floor, Denver, Colorado 80202, on December 18, 1995, at 11:00 a.m., Mountain Time, and at any postponements or adjournments thereof:

     1. To elect the following three directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified: Henry Fong, Russell L. Casement and Aaron A. Grunfeld.

     For all nominees _______.

     Withhold authority to vote for all nominee(s) ______.

     Withhold authority to vote for nominee(s) named below:
     ____________________________________________________________

     2. To consider and vote upon the amendment of Paragraph 4 of the Company's Certificate of Incorporation to cause a 1-for-2 reverse stock split whereby every two shares of the Company's common stock (the "Old Common Stock") will be exchanged for one share of newly created common stock (the "New Common Stock"). No change will be made to the authorized Preferred Stock.

            FOR  _______      AGAINST  _______      ABSTAIN_______

     3. To consider and vote upon the ratification of the appointment of Davis & Co., CPAs, P.C., as independent auditor of the Company for the year ending December 31, 1995.

            FOR  ______       AGAINST  ______       ABSTAIN  ______

     4. To transact such other business as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSALS ONE, TWO, THREE AND FOUR, BUT THEY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE, AND FOUR IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

     Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 1995

                                       ______________________________
                                       Signature(s)

                                       Address if different from that
                                       on label:

                                       ______________________________
                                       Street Address

                                       ______________________________
                                       City, State and Zip Code

                                       ______________________________
                                       Number of shares


     Please check if you intend to be present at the meeting:  ______